UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010

Immunomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 605-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2010, the Board of Directors (the "Board") of Immunomedics, Inc., a Delaware corporation (the "Company"), appointed Mr. Kenneth J. Zuerblis as a Director to the Board to fill an existing vacancy. Mr. Zuerblis shall hold such position until the 2010 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

Mr. Zuerblis previously served as Chief Financial Officer and Senior Vice President of ImClone Systems ("ImClone"), a biopharmaceutical company developing biologic medicines in the area of oncology, from March 2008 through January 2009. As Chief Financial Officer and Senior Vice President, Mr. Zuerblis was responsible for strategic planning and leadership of all finance and related operations. Prior to joining ImClone, Mr. Zuerblis served as Chief Financial Officer of Enzon Pharmaceuticals Inc. ("Enzon") from June 1994 through April 2005, where he was responsible for all financial and investor relations aspects of Enzon as well as information technologies, and Corporate Controller of Enzon from 1991 through 1994, where he was responsible for all day-to-day accounting and financial reporting. From May 2005 to March 2008, Mr. Zuerblis was retired. Mr. Zuerblis began his career at KPMG, LLP in 1982, ultimately serving as Senior Manager prior to his departure in 1991. Mr. Zuerblis previously served as a member of the Board of Directors of XTL Biopharmaceuticals, Ltd and is a member of the Board of Directors of the New Jersey Technology Council. Mr. Zuerblis received a BS in Accounting from Seton Hall University. He is also a certified public accountant in the State of New Jersey.

The Board determined that Mr. Zuerblis has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission. Neither Mr. Zuerblis nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries in which the amount involved exceeds $120,000. In addition, Mr. Zuerblis does not have any family relationship with any executive officer or director of the Company.

Mr. Zuerblis shall receive compensation for serving on the Board pursuant to the Company's non-employee director compensation plan. In accordance with the Company's 2006 Stock Incentive Plan, as amended, on February 9, 2010, the Company granted Mr. Zuerblis 20,000 nonqualified stock options and 4,167 restricted stock units ("RSUs"). The option grants (i) were fully vested on the date of grant and have an exercise price equal to $3.10, which is equal to the fair market value of the Company's common stock, $0.01 par value per share, on the date of grant, (ii) have a term of seven years from the date of grant, and (iii) have a post-termination exercise period of 12 months following the date of Mr. Zuerblis' cessation of service on account of death. The RSUs granted to Mr. Zuerblis will vest in full upon the completion of one year of service as a non-employee director from the date of grant. Notwithstanding the foregoing, the RSUs will immediately vest upon Mr. Zuerblis' cessation of service as a non-employee director by reason of death or permanent disability.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Immunomedics, Inc. dated February 10, 2010.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc. (Registrant)
February 10, 2010 (Date)	/s/ CYNTHIA L. SULLIVAN Cynthia L. Sullivan President and Chief Executive Officer